Exhibit 10.4

SECOND AMENDMENT TO STANDARD INDUSTRIAL NET LEASE

This Second Amendment (“Second Amendment”), dated AUGUST 1, 2012, is made to that Standard Industrial Net Lease by and between SORRENTO SQUARE, a California limited partnership (“Landlord”) and MABVAX THERAPEUTICS, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

RECITALS

A.
Landlord and Tenant entered into that certain Standard Industrial Net Lease dated May 23, 2008, as amended by that certain First Amendment to Standard Industrial Net Lease dated May 6, 2010 (the “Lease”) for the premises described as Suites 20 and 21, containing 4,940 rentable square feet (the “Premises”), located at 11588 Sorrento Valley Road, San Diego, California, 92121 (the “Building”).

B.
By this Second Amendment, Landlord and Tenant desire to expand the Premises to add Suite 19A, containing approximately 1,015 rentable square feet, located at 11588 Sorrento Valley Road, San Diego, California, 92121, and to otherwise modify the Lease as provided herein.

C.	Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of this is hereby acknowledged, the Lease is hereby amended as follows:

1. Revision and Expansion of Premises (Section 1.2).

(a) Commencing on January 1, 2013, (the “Expansion Date”), the Premises demised by the Lease shall be expanded to include Suite 19A of the Building (the “Expansion Premises”).

(b) On and after the Expansion Date, all references in the Lease and this Amendment to the “Premises” shall be a collective reference to the initial premises lease and the Expansion Premises. As a result of such expansion, on and after January 1, 2013, the Premises will encompass Suites 19A, 20 & 21 of the Building, and will contain approximately 5,955 Rentable Square Feet.

(c) Attached hereto as Exhibit “A” is a depiction of the Premises, as so expanded by this Amendment, which Exhibit “A” shall be substituted for the Exhibit “A” attached to the Lease.

(d) Tenant shall accept the Expansion Premises in its current state of repair and level of improvements. By taking possession of the Expansion Premises, Tenant acknowledges that it has examined the Expansion Premises and accepts the condition thereof and that Landlord shall not be obligated to provide or pay for any other work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises. All of the terms and conditions of Article 12 of the Lease shall be deemed to apply to the Expansion Premises as of August 1, 2012.

2. Minimum Monthly Rent (Section 1.5): Tenant shall pay to Landlord Minimum Monthly Rent for the Premises during the Extended Term in accordance with the schedule and in the amount set forth below:

Lease Term	Rent for Suite 19A	Rent for Suite 20 & 21 (per existing lease)	Total
01/01/13-07/31/13	$1,776.25 per month	$8,645.00 per month	$10,421.25 per month
08/01/13-07/31/14	$1,827.00 per month	$8,892.00 per month	$10,719.00 per month
08/01/14-07/31/15	$1,877.75 per month	$9,139.00 per month	$11,016.75 per month

3. Coordinating Changes to the Lease.

(a) Security Deposit (Section 1.6). Landlord currently holds a Security Deposit in the amount of $9,139.00. Upon execution of this amendment, Tenant shall provide an additional amount of $1,877.75 so that the total Security Deposit held by Landlord shall be $11,016.75.

(b) Pro Rata Share. As of the Expansion Date, Tenant’s Pro Rata Share (Section 1.7) shall be 7.40%.

(c) Parking Spaces. As of the Expansion Date, Tenant’s parking spaces (Section 1.10) shall be eighteen (18) spaces.

4. Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Second Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any person or entity who claims or alleges that they were retained or engaged by the indemnifying party or at the request of such party in connection with this Second Amendment.

5. No Other Change. Except as otherwise expressly set forth in this Amendment, all of the terms and conditions of the Lease remain unchanged and in full force and effect.

IN WITNESS WHEREOF, this Second Amendment to Standard Industrial Net Lease is executed as of the date first above written.

LANDLORD:

SORRENTO SQUARE, a California limited partnership

By:	CDC Financial Investors GP I, LLC, a Delaware limited liability company

	By:	CDC Financial Investors, LLC,
a Delaware limited liability company, its Manager

	By:	Collins Development Company, Inc.,
a California S corporation, its Manager

By:

Its:

By:

Its:

TENANT:

MABVAX THERAPEUTICS, INC., a Delaware corporation

By:

Its:

EXHIBIT “A”
SITE PLAN OF PREMISES
(Mabvax Therapeutics, Inc.-11588 Sorrento Valley Road)